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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): March 19, 2004

                                   JOULE INC.
               (Exact name of registrant as specified in charter)

            DELAWARE                   1-9477                   22-2735672
(State or other jurisdiction of     (Commission               (IRS employer
         incorporation)             file number)            identification no.)

1245 Route 1 South, Edison, New Jersey                              08837
(Address of principal executive offices)                          (Zip Code)

(732) 548-5444
(Registrant's telephone number, including area code)

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Item 5.         Other Events and Regulation FD Disclosure

        On March 19, 2004, Joule Inc. (the "Company") issued a press release announcing that it has entered into an Agreement and Plan of Merger with JAC Acquisition Company, Inc. ("JAC"), a Delaware corporation owned by Emanuel N. Logothetis, the founder, Chairman of the Board and Chief Executive Officer of Joule, members of his immediate family and John G. Wellman, Jr., President and Chief Operating Officer of Joule (collectively, the "JAC Group").

        If the merger is consummated, JAC will merge with and into Joule, with Joule as the surviving corporation. Each share of Joule common stock, other than shares of common stock held by the JAC Group, which will be contributed to JAC immediately prior to the Merger in exchange for shares of JAC common stock, and shares of common stock held by stockholders who perfect appraisal rights under Delaware law, will be converted into the right to receive the merger consideration of $1.70 per share in cash, without interest. The common stock of Joule will cease to be listed on the American Stock Exchange, Joule will cease to file periodic reports with the Securities and Exchange Commission and Joule will be a privately-held company owned solely by the members of the JAC Group.

        A copy of the Agreement and Plan of Merger is attached as Exhibit 2.1 hereto. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7.         Financial Statements and Exhibits

(c)     Exhibits

        2.1      Agreement and Plan of Merger, dated March 19, 2004

        99.1     Press release dated March 19, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 22, 2004

                                           JOULE INC.

                                           By:  s/ BERNARD G. CLARKIN
                                                ---------------------
                                                Bernard G. Clarkin,
                                                Vice President, Chief
                                                Financial Officer and Secretary

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                                  EXHIBIT INDEX

Exhibit No.       Description

       2.1      Agreement and Plan of Merger, dated March 19, 2004

       99.1     Press release dated March 19, 2004